Exhibit 99.2

UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 2, 2024, Eton Pharmaceuticals, Inc. (the "Company or Eton") and Ipsen Biopharmaceuticals, Inc. (“Ipsen”), a subsidiary of Ipsen S.A., entered into an Asset Purchase Agreement (the “Acquired INCRELEX® Product”), whereby the Company agreed to acquire Increlex® (mecasermin injection) from Ipsen. Increlex® is a biologic product used to treat children and adolescents from two-to 18-years-old who suffer from severe primary insulin-like growth factor 1 deficiency (SPIGFD). The primary reason for the Increlex® product acquisition was due to the Company’s expertise and strong relationships in pediatric endocrinology in addition to leveraging the Company’s existing sales team to increase awareness of SPIGFD.

Under the terms of the Acquired INCRELEX® Product, the Company acquired Increlex® for $22,500 at closing, plus an additional $7,500 for product inventory. The Company will also make payments to Ipsen of $2,500 on each of the first and second anniversaries of closing. In addition, the Company will be obligated to purchase additional inventory over 30 months, in an amount not to exceed €15,000. The Company also entered into an amendment to its existing credit agreement with SWK Holdings Corporation (“SWK”) that was contingent upon the closing of the Purchase Agreement. Under the terms of the amendment, the Company expanded its existing credit facility by $25,700 to $30,000, extended the facility’s maturity to three years from closing, and reduced the facility’s annual interest rate to Secured Overnight Financing Rate (“SOFR”) plus 6.75%. In connection with the closing of Purchase Agreement, the Company issued a warrant to the lender for the purchase of up to 289,736 shares of common stock at a price of $5.32 per share. On December 19, 2024, the Company completed the acquisition of Increlex®. The Company determined that the asset purchase agreement met the definition of a business under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”); therefore, the Company accounted for the Acquired INCRELEX® Product as a business combination and applied the acquisition method of accounting.

The following tables and accompanying notes (collectively the "Unaudited Pro Forma Condensed Combined Financial Statements") present the Company's statements of operations on a proforma combined basis after giving effect to the Acquired INCRELEX® Product.  The information in the tables below under the heading "Unaudited Pro Forma Condensed Combined Statement of Operations" for the nine months ended September 30, 2024 and 2023 give effect to the Acquired INCRELEX® Product as if it had taken place on September 30, 2023 (the "Unaudited Pro Forma Condensed Combined Statements of Operations").

The proforma transaction accounting adjustments are based upon currently available information and certain assumptions that the Company's management believes are reasonable. The Unaudited Pro Forma Condensed Combined Financial Statements are presented for informational purposes only and are not intended to present or be indicative of what the results of operations or financial position would have been had the events actually occurred on the date indicated, nor are they meant to be indicative of future results of operations or financial position for any future period or as of any future date. The Unaudited Pro Forma Condensed Combined Financial Statements do not include any adjustments not otherwise described herein; they do not give effect to the potential impact of current financial conditions, or any anticipated revenue enhancements, cost savings, operating synergies or dis-synergies that may result from the Acquired INCRELEX® Product.

The historical financial information of the Company being presented in these Unaudited Pro Forma Condensed Combined Financial Statements is derived from the Company's unaudited consolidated statement of operations for the nine months ended September 30, 2023 and 2024, and its audited consolidated statement of operations for the fiscal year ended December 31, 2023 and 2024, which were prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

The historical financial information of the Acquired INCRELEX® Product is derived ("carved-out") from Ipsen's consolidated financial statements, including the unaudited consolidated statement of revenues and direct expenses for the nine months ended September 30, 2023, the audited consolidated statement of revenues and direct expenses for the years ended December 31, 2023 and 2024 and the unaudited statement of assets acquired as of September 30, 2023, which were prepared in accordance with GAAP and presented in the Acquired INCRELEX® Product's Abbreviated Financial Statements included in Exhibit 99.1 of this Form 8-K/A. Note 1 to the Acquired INCRELEX® Product's Abbreviated Financial Statements provides further information regarding the basis of presentation and allocations made in the Abbreviated Financial Statements. The Abbreviated Financial Statements only reflect the Acquired INCRELEX® Product conveyed in the Agreement, and do not purport to reflect the financial position and results of operations of the Acquired INCRELEX® Product had such business operated on a stand-alone basis during the periods presented.

The assumptions and estimates underlying the unaudited adjustments to the Unaudited Pro Forma Condensed Combined Financial Statements are described in the accompanying notes, which should be read together with the Unaudited Pro Forma Condensed Combined Financial Statements. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the following:

●	The Company's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 18, 2025;

●	The Acquired INCRELEX® Products' audited Abbreviated Financial Statements as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022 included in Exhibit 99.1 of this Form 8- K/A; and

●	The Acquired INCRELEX® Products' unaudited Abbreviated Financial Statements as of September 30, 2024 and for the nine months ended September 30, 2023 and 2022 included in Exhibit 99.2 of this Form 8-K/A.

ETON PHARMACEUTICALS, INC.

UNAUDITED PROFORMA CONDENSED BALANCE SHEETS

As of September 30, 2024

	Eton	Pro Forma	Combined
	(Historical)	Adjustments	Balance Sheets

Assets
Cash and cash equivalents	$20,261	$(4,350)	$15,911
Inventories, net	1,938	13,010	14,948
Other current assets	7,550	—	7,550
Intangible assets, net	5,854	21,250	27,104
Other long-term assets, net	238	—	238
Total assets	$35,841	$29,910	$65,751

Liabilities and stockholders’ equity
Current liabilities	$19,734	$—	$19,734
Other long-term liabilities	126	29,926	30,052
Common Stock	26	—	26
Additional paid-in capital	123,250	—	123,250
Accumulated deficit	(107,295)	(16)	(107,311)
Total liabilities and stockholders’ equity	$35,841	$29,910	$65,751

ETON PHARMACEUTICALS, INC.

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2024

(In thousands except per share data)

			Transaction		Pro Forma Combined
	Eton	INCRELEX®	Accounting
	(Historical)	(Historical)	Adjustments	Notes
Total net revenues	$27,364	$13,027	$-		$40,391
Total cost of sales	10,429	5,415	3,686	3a	19,530
Gross profit	16,935	7,612	(3,686)		20,861

Operating expenses:
Research and development	4,126	-	-		4,126
General and administrative	16,035	3,552	-		19,587
Total operating expenses	20,161	3,552	-		23,713
Income (loss) from operations	(3,226)	4,060	(3,686)		(2,852)
Interest income (expense)	(71)	-	(2,679)	3c	(2,750)
Income (loss) before income tax expense	(3,297)	4,060	(6,365)		(5,602)
Income tax benefit (expense)	72	(97)	154	3d	129
Net income (loss)	$(3,225)	$3,963	$(6,211)		$(5,473)

Earnings (loss) per share:
Net loss - basic and diluted	$(0.12)			3e	$(0.21)
Weighted average shares outstanding - basic and diluted	25,814			3e	25,814

ETON PHARMACEUTICALS, INC.

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2023

(In thousands except per share data)

			Transaction		Pro Forma Combined
	Eton	INCRELEX®	Accounting
	(Historical)	(Historical)	Adjustments	Notes
Total net revenues	$24,329	$13,860	$-		$38,189
Total cost of sales	6,898	5,930	3,634	3a	16,462
Gross profit	17,431	7,930	(3,634)		21,727

Operating expenses:
Research and development	2,275	-	-		2,275
General and administrative	14,355	4,479	590	3b	19,424
Total operating expenses	16,630	4,479	590		21,699
Income (loss) from operations	801	3,451	(4,224)		28
Interest income (expense)	519	-	(3,922)	3c	(3,403)
Income (loss) before income tax expense	1,320	3,451	(8,146)		(3,375)
Income tax benefit (expense)	-	(618)	1,458		840
Net income (loss)	$1,320	$2,833	$(6,688)		$(2,535)

Earnings (loss) per share:
Net income (loss) - basic	$0.05			3e	$(0.10)
Net income (loss) - diluted	$0.05			3e	$(0.10)
Weighted average shares outstanding - basic	25,613			3e	25,613
Weighted average shares outstanding - diluted	26,002			3e	25,613

ETON PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Description of the Transaction

On October 2, 2024, Eton Pharmaceuticals, Inc. (the "Company or Eton") and Ipsen Biopharmaceuticals, Inc. (“Ipsen”), a subsidiary of Ipsen S.A., entered into an Asset Purchase Agreement (the “Acquired INCRELEX® Product”), whereby the Company agreed to acquire Increlex® (mecasermin injection) from Ipsen. Increlex® is a biologic product used to treat children and adolescents from two-to 18-years-old who suffer from severe primary insulin-like growth factor 1 deficiency (SPIGFD). The primary reason for the Increlex® product acquisition was due to the Company’s expertise and strong relationships in pediatric endocrinology in addition to leveraging the Company’s existing sales team to increase awareness of SPIGFD.

Under the terms of the Acquired INCRELEX® Product, the Company acquired Increlex® for $22,500 at closing, plus an additional $7,500 for product inventory. The Company will also make payments to Ipsen of $2,500 on each of the first and second anniversaries of closing. In addition, the Company will be obligated to purchase additional inventory over 30 months, in an amount not to exceed €15,000. The Company also entered into an amendment to its existing credit agreement with SWK Holdings Corporation (“SWK”) that was contingent upon the closing of the Purchase Agreement. Under the terms of the amendment, the Company expanded its existing credit facility by $25,700 to $30,000, extended the facility’s maturity to three years from closing, and reduced the facility’s annual interest rate to Secured Overnight Financing Rate (“SOFR”) plus 6.75%. In connection with the closing of Purchase Agreement, the Company issued a warrant to the lender for the purchase of up to 289,736 shares of common stock at a price of $5.32 per share. On December 19, 2024, the Company completed the acquisition of Increlex®.

The Company determined that the asset purchase agreement met the definition of a business under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”); therefore, the Company accounted for the Acquired INCRELEX® Product as a business combination and applied the acquisition method of accounting.

2. Basis of Presentation

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared in accordance with Article 11 of Regulation S-X to illustrate the pro forma effects of the Acquired INCRELEX® Product.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2023 and 2024 combine the historical consolidated statements of operations of the Company and the historical statements of revenues and direct expenses of the Acquired INCRELEX® Product for such periods, giving effect to (i) the Acquired INCRELEX® Product as if it had taken place on October 1, 2023 and (ii) the assumptions and adjustments described in the accompanying notes to these Unaudited Pro Forma Condensed Combined Financial Statements.

The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared using the acquisition method of accounting in accordance with ASC 805 with the Company treated as the accounting acquirer. As of the date of this Form 8-K/A to which the Unaudited Pro Forma Condensed Combined Financial Statements are attached, the Company has not completed the detailed valuation procedures necessary to finalize the required estimated fair values and estimated lives of the assets acquired, the estimated fair values of the liabilities assumed, and the related allocation of the purchase price. The effect of fair values and purchase price allocation contained within these statements are preliminary and are based on management's estimates after initial consultations with valuation personnel and discussions with the Company's management. The final allocation of the purchase price will be determined after completion of an analysis to determine the estimated fair value of the assets acquired, liabilities assumed, and associated tax adjustments; the analysis is expected to be completed by the end of the calendar year. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited proforma adjustments described in these notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

3. Transaction Accounting Adjustments

The transaction accounting adjustments are based on the Company's preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the Unaudited Pro Forma Condensed Combined Financial Statements:

a. Cost of sales - Amortization Expense Related to Intangible Asset

Reflects the adjustments to record amortization expenses based on the straight-line method of $1,594 for the nine months ended September 30, 2024 and 2023 respectively. The estimated fair value of the intangible asset was determined using the multi-period excess earnings method (“MPEEM”), which is a form of income approach, which incorporates the estimated future cash flows to be generated from the product utilizing the existing customer base. Excess earnings are the earnings remaining after deducting the market rates of return on the estimated value of contributory assets, including debt-free net working capital, tangible assets, other long-term assets and other identifiable intangible assets. The excess earnings are thereby calculated from each year of a multi-year projection period and discounted to present value. The primary components of this method consist of the discount rate and contributory asset charges. The imputed fair value of the Increlex® intangible asset of $21,250 will be amortized over its useful life of ten years.

For the nine months ended September 30, 2024 and 2023, cost of sales includes $2,092 and $2,040, respectively, which reflects the adjustment to record the additional step-up in fair value of the acquired inventory.

b. General and Administrative - Transaction Costs

For the nine months ended September 30, 2023, there was an adjustment to record the acquisition transaction costs of $415 and fees incurred with respect to the transaction services agreement of $175.

c. Interest Income (Expense) Interest Expense on SWK Loan

For the nine months ended September 30, 2023, the pro forma adjustments reflect $805 associated with the reversal of interest expense with respect to the prior SWK debt, $3,367 associated with the increase in new SWK debt, $870 in incremental amortization expenses associated with the deferred financing costs with respect to the amended SWK credit agreement, $16 expense of immaterial goodwill associated with the  Acquired INCRELEX® Product and $474 associated with the accretion to interest expense of the deferred consideration due to Ipsen.

For the nine months ended September 30, 2024, the pro forma adjustments reflect the reversal of $672 associated with the reversal of interest expense with respect to the prior SWK debt, $3,175 associated with the increase in new SWK debt, $16 expense reversal of immaterial goodwill associated with the Acquired INCRELEX® Product and $192 associated with the accretion of interest expense of the deferred consideration due to Ipsen.

d. Income Tax (Benefit) Expense

For the nine months ended September 30, 2023, the net adjustment of $618 represents the incremental tax expense associated with the Acquired INCRELEX® Product using Ipsen's effective statutory income tax rate of 17.9%. For the nine months ended September 30, 2024, the incremental income tax expense of $97 reflects the Company's estimated blended statutory tax rate of 2.4%.

c. Earnings Per Share

The unaudited pro forma combined basic and diluted earnings per share calculations are based on the unaudited pro forma combined net income (loss) of the combined business and the weighted average outstanding shares of the Company for the nine months ended September 30, 2024 and 2023